UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2006

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri	63302-0900
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2006, LMI Aerospace, Inc. (the “Company”) entered into a long-term supply agreement (the “Agreement”) with Spirit AeroSystems (“Spirit”). Pursuant to which, the Company will continue to provide to Spirit components and assemblies for Boeing 737, 747 and 777 aircraft for Spirit’s Tulsa facility. The Agreement formalizes the Company’s existing relationship with Spirit.

The period of performance under the Agreement is January 1, 2007 through December 31, 2011. The Company will undertake certain initial manufacturing activities prior to January 1, 2007. Based upon current production rates, the Company estimates that sales under the Agreement will total $60 million during such five-year period. The Agreement also provides Spirit with an option to extend the Agreement for two additional one-year periods.

Section 8 - Other Events

Item 8.01. Other Events.

On April 25, 2006, the Company issued a press release announcing the signing of the Agreement with Spirit. The text of the press release is attached as Exhibit 99.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Text of press release dated April 25, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2006

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson Chief Financial Officer and Secretary